UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2014

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Public Offering

     On January 30, 2014, Geron Corporation (the “Company” or “Geron”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering, for the issuance and sale of 22,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public in this offering is $4.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $3.76 per share. The estimated gross public offering proceeds will be approximately $90 million. The Company expects the net proceeds from the sale of the Shares to be approximately $84 million, after deducting the underwriting discount and estimated offering expenses payable by Geron. The offering is expected to close on or about February 4, 2014, subject to customary closing conditions contained in the Underwriting Agreement. In addition, the Company granted to the Underwriters under the terms of the Underwriting Agreement, an option, exercisable for 30 days, to purchase up to an additional 3,375,000 shares of its common stock.

     The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2012, which became effective on October 11, 2012 (Registration Statement No. 333-182537) and preliminary and final prospectus supplements thereunder.

     The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Updated Company Disclosure

     The Company is filing information for the purpose of supplementing and updating certain risks and uncertainties that could materially adversely affect its business, financial condition or results of operations from the description included under the heading “Item 1A. Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 7, 2013. The Company is also updating certain aspects of the description of its business from that described under the heading, “Item 1. Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013. The updated Company disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

Forward-Looking Statements

     Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. The Company will continue to need significant additional capital to fund its operations and may be unable to raise capital when needed, which would force the Company to delay, reduce or eliminate its imetelstat clinical development program. Additional risks and uncertainties relating to the Company and its business can be found in the updated risk factors filed herewith as Exhibit 99.1. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 30, 2014, by and between Geron Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Updated Company Disclosure.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: January 30, 2014	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 30, 2014, by and between Geron Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Updated Company Disclosure.